N-SAR-LIFTIME-FUNDS

                                  SUB-ITEM 77Q1

                              MFS SERIES TRUST XII

                           CERTIFICATION OF AMENDMENT

                           TO THE DECLARATION OF TRUST

                          ESTABLISHMENT AND DESIGNATION

                                    OF SERIES

                                       AND

                          ESTABLISHMENT AND DESIGNATION

                                   OF CLASSES

Pursuant  to  Sections   6.9  and  9.3  of  the  Amended  and  Restated
Declaration of Trust dated June 29, 2005, as amended, (the "Declaration")of MFS Series Trust XII, a business trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), he undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, hereby establish and designate one new series f Shares (as defined in the Declaration), such series to have the following special and relative rights:

1.       The new series shall be designated:

               MFS Sector Rotational Fund

2. The series shall be authorized to invest in cash, securities, instruments and other property as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933,as amended, and the Investment Company Act of 1940, as amended, to the extent pertaining to the offering of Shares of such series. Each Share of the series shall be redeemable, shall be entitled to one vote or fraction thereof in respect of a fractional share on matters on which Shares of the series shall be entitled to vote, shall represent a pro rata beneficial interest in the assets allocated or belonging to the series,and shall be entitled to receive its pro rata share of the net assets of the series upon liquidation of the series, all as provided in Section 6.9 of the Declaration.

3.           Shareholders of the series shall vote separately as a class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to the series as provided in Rule 18f-2, as from time to time in effect, under the Investment Company Act of 1940, as amended,or any successor rule, and by the Declaration.

4. The assets and liabilities of the Trust shall be allocated among the previously established and existing series of the Trust and such new series as set forth in Section 6.9 of the Declaration.

5. Subject to the provisions of Section 6.9 and Article IX of the Declaration, the Trustees(including any successor Trustees) shall have the right at any  time and from  time to time to  reallocate assets and expenses or to change the designation of any series now or  hereafter  created, or to  otherwise  change the  special and relative rights of any such establishment and designation of series of Shares.

         The undersigned, being a majority of the Trustees of the Trust,acting pursuant to Section 6.10 of the Declaration, do hereby divide the Shares of MFS Sector Rotational Fund to create two classes of Shares, within the meaning of
Section 6.10, as follows:

1.The two classes of Shares are designated "Class A Shares"and"Class C Shares";

2.Class A Shares and Class C Shares shall be entitled to all the rights and preferences accorded to shares under the Declaration;

3. The purchase price of Class A Shares and Class C Shares, the method of determination of the net asset value of Class A Shares and Class C Shares, the price, terms and manner of redemption of Class A Shares and Class C Shares,and relative dividend rights of holders of Class A Shares and Class C Shares shall be established by the Trustees of the Trust in accordance with the Declaration and shall be set forth in the current prospectus and statement of additional information of the Trust or any series thereof, as amended from time to time, contained in the Trust's registration statement under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended;

4. Class A Shares and Class C Shares shall vote together as a single class except that shares of a class may vote separately on matters affecting only that class and shares of a class not affected by a matter will not vote on that matter; and

5.A class of shares of any series of the Trust may be terminated by the Trustees by written notice to the Shareholders of the class.

 Pursuant  to  Sections  6.11  and  9.3(c)  of  the  Declaration,   this
instrument shall be effective upon the execution by a majority of the Trustees of the Trust.


IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts,all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of March 16, 2006 and further certify, as provided by the provisions of Section 9.3(c)of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.

ROBERT E. BUTLER
Robert E. Butler
804 W. Park Avenue
State College PA  16803

LAWRENCE H. COHN
Lawrence H. Cohn
45 Singletree Road
Chestnut Hill MA  02467

DAVID H. GUNNING
David H. Gunning
2571 N. Park Blvd.
Cleveland Heights OH  44106


WILLIAM R. GUTOW
William R. Gutow
3 Rue Dulac
Dallas TX  75230

MICHAEL HEGARTY
Michael Hegarty
177 Old Briarcliff Road
Briarcliff Manor NY  10510

J. ATWOOD IVES
J. Atwood Ives
17 West Cedar Street
Boston MA  02108

ROBERT J. MANNING
Robert J. Manning
13 Rockyledge Road
Swampscott MA  01907

LAWRENCE T. PERERA
Lawrence T. Perera
18 Marlborough Street
Boston MA  02116

ROBERT C. POZEN
Robert C. Pozen
9 Arlington Street
Boston MA 02116

J. DALE SHERRATT
J. Dale Sherratt
86 Farm Road
Sherborn MA  01770

LAURIE J. THOMSEN
Laurie J. Thomsen
235 Nashawtuc Road
Concord MA 01742

ROBERT W. UEK
Robert W. Uek
536 Tierra Mar Lane
Naples FL  34108